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                                  EXHIBIT 4.1.3

                                VOTING AGREEMENT


         This Voting Agreement is entered into as of July 29, 1997, by and between Access Beyond, Inc., a Delaware corporation ("Access Beyond") and Vulcan Ventures Incorporated, a Washington corporation ("Shareholder").


                                    RECITALS


         A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), have entered into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of a wholly-owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings ascribed to such terms in the Merger Agreement.

         B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof and the Access Beyond Securities (as defined herein) (all such shares, together with any shares of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or other shares of capital stock of Hayes that may hereafter be acquired by Shareholder, being referred to herein as the "Subject Shares").

         C. As a condition to the willingness of Access Beyond to enter into the Merger Agreement, Access Beyond has required that Shareholder agree, and in order to induce Access Beyond to enter into the Merger Agreement Shareholder has agreed to enter into this Voting Agreement.

         NOW, THEREFORE, the parties to this Voting Agreement, intending to be legally bound, agree as follows:

1.       RESTRICTIONS ON TRANSFER

         1.1      NO DISPOSITION OF OR ENCUMBRANCES ON SUBJECT SHARES.

                  (a) Shareholder hereby covenants and agrees that prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer,



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sale, offer of sale, contract of sale, or grant of any option to purchase or other disposition or transfer of) any of the Subject Shares to any person or entity (each, a "Person") other than Access Beyond, (ii) create, or permit to exist any encumbrances on any of the Subject Shares or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Subject Shares.

                  (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Merger Agreement is validly terminated or the date upon which the Merger becomes effective.

         1.2 TRANSFER OF VOTING RIGHTS. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any of the Subject Shares.

         1.3      POST-EFFECTIVE TIME MARKET STANDOFF.

                  (a) Shareholder hereby covenants and agrees that in the event the Merger is consummated, for a period of ninety (90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise, dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrances on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities.

                  (b) As used in this Voting Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by Shareholder in the Merger or otherwise acquired or held by Shareholder.

2.       VOTING AGREEMENTS

         2.1 PRE-TERMINATION VOTING AGREEMENT. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of Hayes, however called, and in any written action by consent of shareholders of Hayes, unless otherwise directed in writing by Access Beyond, Shareholder shall vote the Subject Shares:

                  (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;


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                  (ii) against any Acquisition Proposal (other than the Merger)
         and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement; and

                  (iii) against any other action which is intended, or could reasonably be expected to, materially impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the earlier to occur of the valid termination of the Merger Agreement or the Effective Time, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)", or "(iii)" of the preceding sentence.

         2.2 PROXY. Contemporaneously with the execution of this Voting Agreement, Shareholder delivers to Dennis C. Hayes a proxy in the form attached hereto as Exhibit A (the "Proxy").

3. WAIVER OF APPRAISAL RIGHTS

         Shareholder hereby irrevocably waives and agrees not to assert any and all rights of appraisal or dissenters' rights that Shareholder may have or hereafter acquire pursuant to Article 13 of the Georgia Business Corporation Code or any other applicable laws in connection with the Merger.

4.       NOTICE OF SHAREHOLDER MEETINGS AND PROPOSED CONSENTS

         For the purpose of effectively carrying out and furthering the intent of this Voting Agreement and allowing Access Beyond to exercise its rights hereunder, Shareholder agrees to give Access Beyond prompt written notice of any meeting of the shareholders of Hayes or proposed written consent of the shareholders of Hayes with respect to the matters covered by the Proxy (which notice shall, in any event be given in a manner to be received not later than two (2) days before such meeting or consent action). Access Beyond acknowledges that the obligations of this Section 4 will be satisfied with respect to a given meeting or proposed written consent once it has received notice with respect to such meeting or proposed written consent from any of Shareholder, Hayes or any other shareholder of Hayes executing a similar voting agreement.

5.       MISCELLANEOUS

         5.1 INDEMNIFICATION. Shareholder shall hold harmless and indemnify Access Beyond from and against any and all claims, demands, actions, losses, costs, damages, liabilities and expenses including, without limitation, attorney's fees (collectively "Damages") (regardless of whether or not such Damages relate to a third-party claim) which are incurred by Access Beyond to the extent that such Damages arise from any breach of any covenant or obligation of Shareholder contained herein.


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         5.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses; provided, however, that the Shareholders legal costs and expenses shall be promptly paid by Hayes.

         5.3 NOTICES. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 5.3:

                           (a)      If to Access Beyond:

                                    Access Beyond, Inc.
                                    1300 Quince Boulevard
                                    Gaithersburg, Maryland  20878
                                    Attention:       President/CEO
                                    Facsimile:       (301) 921-9149

                                    with a copy to:
                                    Morrison, Cohen, Singer & Weinstein
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Attention:       Stephen I. Budow, Esq.
                                    Facsimile:       (212) 735-8708

                           (b)      If to Shareholder:
                                    At the address set forth below Shareholder's signature on the signature page hereto with a copy to:
                                    Counsel for Shareholder, if any, at the
                                    address shown on the signature page hereto

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 5.3.

         5.4 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting

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Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         5.5 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

         5.6 AMENDMENT AND WAIVERS. Any term or provision of this Voting Agreement may be amended, and the observance of any term of this Voting Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         5.7 ASSIGNMENT, BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successor and assigns and (ii) Access Beyond and its successors and assigns.

         5.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or are otherwise breached. It is accordingly agreed that Access Beyond shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Access Beyond is entitled at law or in equity.

         5.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Access Beyond or any of the obligations of Shareholder under any Affiliate Agreement between Access Beyond and Shareholder or any other agreement.

         5.10 GOVERNING LAW. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Voting Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         5.11 COUNTERPARTS. This Voting Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Voting Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile

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copies are declared as originals and, accordingly, are admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Voting Agreement.

         5.12 CONSTRUCTION. The language hereof will not be construed for or against either party. A reference to a section or exhibit will mean a section in, or an exhibit to, this Voting Agreement, unless otherwise explicitly set forth. The titles and headings in this Voting Agreement are for reference purposes only and will not in any manner limit the construction of this Voting Agreement. For the purposes of such construction, this Voting Agreement will be considered as a whole.

         5.13 HAYES SHAREHOLDER AGREEMENT. Shareholder acknowledges that the execution hereof by Shareholder and the execution by ANY other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "Transfer" or "Disposition" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that the Merger Agreement and the transactions contemplated thereby and by this Voting Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

         IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                               ACCESS BEYOND, INC.


                               By:_______________________________________
                                    RONALD A. HOWARD, President




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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                                  SHAREHOLDER:

                                  VULCAN VENTURES INCORPORATED


                                  By:_______________________________________
                                       WILLIAM SAVOY
                                           110-110th Avenue, N.E., Suite 550
                                           Bellevue, Washington  98004
                                           Facsimile:  (206) 453-1985

                                  Address of Shareholder's
                                  counsel, if any, for copy
                                  of Notices under Section
                                  5.3:

                                  Christopher W. Wright, Esq.
                                  Foster Pepper & Shefelman
                                  1111 Third Avenue, Suite 3400
                                  Seattle, WA  98101-3299
                                  Facsimile:  (206) 749-2037

Shares of Hayes Common Stock owned as of the date hereof:                 None

Shares of Hayes Series A Preferred Stock owned as of the date hereof:     None

Shares of Hayes Series B Preferred Stock owned as of the date hereof:    263,113




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                                    EXHIBIT A
                            FORM OF IRREVOCABLE PROXY


                  The undersigned shareholder of Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Dennis C. Hayes the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of Hayes owned by the undersigned as of the date of this proxy, which shares are specified below, and (ii) any and all other shares of capital stock of Hayes which the undersigned may acquire after the date hereof. (The shares of the capital stock of Hayes referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

                  This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Access Beyond and the undersigned (the "Voting Agreement"), and is granted in consideration of Access beyond entering into the Agreement and Plan of Reorganization, dated as of the date hereof, between Access Beyond and Hayes (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement.

                  The attorney and proxy named above are hereby empowered, and shall exercise this proxy, to vote the Shares at any time prior to the Expiration Date at any meeting of the shareholders of Hayes, however called, or in any written action by consent of shareholders of Hayes:

                  (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof; and

                  (ii) against any Acquisition Proposal (other than the Merger) and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement. The undersigned Shareholder may vote the Shares on all other matters.

                  This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated:_______________, 1997               _____________________________________
                                          VULCAN VENTURES INCORPORATED

                                          Number of Shares of Hayes
                                          Common Stock owned as of
                                          the date of this Proxy:         None


                                          Number of Shares of Hayes
                                          Series A Preferred Stock owned
                                          as of the date of this Proxy:   None

                                          Number of Shares of Hayes
                                          Series B Preferred Stock owned
                                          as of the date of this Proxy:  263,113




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